MONTHLY STATEMENT
                  ---------------------------------------------

                             PROVIDIAN MASTER TRUST
                                  SERIES 1995-1
                  ---------------------------------------------


     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1995-1 Supplement dated as of June 1, 1995 (as amended and supplemented, the "Series Supplement"), between Providian National Bank ("PNB"), formerly known as First Deposit National Bank, Seller and Servicer, and Bankers Trust Company, Trustee, PNB as Servicer is required to prepare certain information each month regarding current distributions to Senior Certificateholders and the Collateral Interest Holder and the performance of the Providian Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1995-1 Certificates with respect to the Distribution Date occurring on November 16, 1998, and with respect to the performance of the Trust during the month of October is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

     A) Information Regarding the Current Monthly Distribution for the Series 1995-1 Senior Certificates (stated on the basis of $1,000 original certificate principal amount)

          (1)  The total amount  distributed  to Senior  Certificateholders  per
               $1,000 original certificate principal amount............$4.976524

          (2) The amount set forth in A(1) above distributed to Senior Certificateholders with respect to interest per $1,000 original certificate principal amount............................$4.976524

          (3) The amount set forth in A(1) above distributed to Senior Certificateholders with respect to principal per $1,000 original certificate principal amount............................$0.000000

     B)   Information Regarding the Performance of the Trust

          (1) Allocation of Receivables Collections to the Series 1995-1 Certificates

               (a) The aggregate amount of Finance Charge Receivables collected during the Monthly Period immediately preceding the
                    Distribution Date............................$120,145,068.15

               (b) The aggregate amount of Interchange collected and allocated to the Trust for the Monthly Period immediately preceding the Distribution Date..........................$2,795,201.00

               (c) The aggregate amount of Principal Receivables collected during the Monthly Period immediately preceding the
                    Distribution Date............................$476,362,225.27

               (d) The Floating Allocation Percentage with respect to the Series 1995-1 Certificates for the Monthly Period
                    immediately preceding the Distribution Date.......14.520682%

               (e) The Principal Allocation Percentage with respect to the Series 1995-1 Certificates for the Monthly Period
                    immediately preceding the Distribution Date.......14.520682%

               (f) The Finance Charge Receivables and Interchange collected and allocated to the Series 1995-1 Certificates for the Monthly Period immediately preceding the Distribution
                    Date..........................................$17,851,765.87

               (g) The Principal Receivables collected and allocated to the Series 1995-1 Certificates for the Monthly Period immediately preceding the Distribution Date...$69,171,045.20

          (2) Available Finance Charge Collections and Reallocated Principal Collections for Series 1995-1 for the Monthly Period immediately preceding the Distribution Date

               (a) The Finance Charge Receivables and Interchange collected and allocated to the Series 1995-1 Certificates...$17,851,765.87

               (b)  Collection  Account and Special Funding Account  investment
                    earnings      allocated     to     the     Series     1995-1
                    Certificates......................................$69,682.27

               (c)  Principal Funding Account Investment Proceeds..........$0.00

               (d)  Prefunding Account Investment Proceeds.................$0.00

               (e)  Reserve Account withdrawals, if applicable.............$0.00

               (f)  Additional  Finance  Charges from other Series  allocated to the Series 1995-1 Certificates.........................$0.00

               (g) Payments, if any, on deposit as of the Determination Date received from any Interest Rate Protection Agreements..$0.00

               (h)  Reallocated Principal Collections......................$0.00

               (i) Total Available Finance Charge Collections and Reallocated Principal Collections for Series 1995-1 (total of (a), (b),
                    (c), (d), (e), (f), (g) and (h) above)........$17,921,448.14

          (3) Available Principal Collections for Series 1995-1 for the Monthly Period immediately preceding the Distribution Date

               (a)  The  Principal  Receivables  collected  and allocated to the
                    Series 1995-1 Certificates....................$69,171,045.20

               (b)  Shared Principal  Collections from other Series allocated to the Series 1995-1 Certificates.........................$0.00

               (c) Additional amounts to be treated as Available Principal Collections pursuant to the Series Supplement..$7,412,654.38

               (d)  Reallocated Principal Collections......................$0.00

               (e)  Available Principal  Collections for Series 1995-1 (total of
                    (a), (b) and (c) minus (d) above).............$76,583,699.58

          (4)  Delinquent Balances in the Trust

               The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

               (a) 31-60 days                                       $109,497,369
               (b) 61-90 days                                         65,992,102
               (c) 91 or more days                                   118,169,848
                                                                    ------------
               (d) Total Delinquencies                              $293,659,319

          (5)  Defaulted Amount

               (a) The aggregate amount of Defaulted Receivables with respect to the Trust for the Monthly Period immediately preceding the Distribution Date.........................$55,584,205.05

               (b) The aggregate amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding the Distribution Date..........................$4,535,265.09

               (c) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date [Defaulted Receivables minus
                    Recoveries]...................................$51,048,939.96

               (d) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the Series 1995-1 Certificates (the "Series 1995-1 Defaulted
                    Amount").......................................$7,412,654.38

               (e)  The Senior  Defaulted Amount [Series 1995-1 Defaulted Amount
                    multiplied by the Senior Percentage]...........$5,855,996.96

          (6)  Senior Charge-Offs

               (a) The excess, if any, of the Senior Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Senior Defaulted Amount, (ii) Reallocated Principal Collections and (iii) the amount by which the Collateral Invested Amount has been reduced in respect of such Senior
                    Defaulted  Amount (a "Senior Charge-Off")..............$0.00

               (b) The amount of the Senior Charge-Off set forth in item 6(a) above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each Senior Certificateholder's investment)........................................$0.000000

               (c) The total amount reimbursed on the Distribution Date in respect of Senior Charge-Offs for prior Distribution
                    Dates..................................................$0.00

               (d) The amount set forth in item 6(c) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Senior
                    Certificateholder's investment)....................$0.000000

               (e) The amount, if any, by which the outstanding principal balance of the Senior Certificates exceeds the Senior Invested Amount and the Senior Initial Percentage of the Prefunding Account Balance, if any, as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date................$0.00

          (7)  Reductions in the Collateral Interest

               (a) The excess, if any, of the Collateral Defaulted Amount over Available Finance Charge Collections applied to such
                    Collateral Defaulted Amount............................$0.00

               (b) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of Reallocated
                    Principal Collections..................................$0.00

               (c) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of the unpaid
                    Required Amount........................................$0.00

               (d) The total amount by which the Collateral Invested Amount has been reduced on the Distribution Date as set forth in items
                    7(a), (b) and (c)......................................$0.00

               (e) The total amount reimbursed on the Distribution Date in respect of reductions in the Collateral Invested Amount on prior Distribution Dates...............................$0.00

               (f) The amount, if any, by which the outstanding principal balance of the Collateral Interest exceeds the Collateral Invested Amount and the Collateral Percentage of the Prefunding Account Balance, if any, as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on the Distribution Date.................$0.00

          (8)  Investor Monthly Servicing Fee

               The amount of the Series 1995-1 Monthly  Servicing Fee payable to the Servicer on the Distribution Date...............$1,385,416.67

          (9)  Prefunding Account

               (a)  The   Prefunding   Account   Balance  on  the   Distribution
                    Date...................................................$0.00

               (b)  The Senior  Percentage of the Prefunding  Account Balance on
                    the Distribution Date..................................$0.00

               (c)  The Collateral  Percentage of the Prefunding Account Balance
                    on the Distribution Date...............................$0.00

          (10) Senior Monthly Interest

               (a)  Senior  Monthly   Interest   payable  on  the   Distribution
                    Date...........................................$3,734,881.60

          (11) Principal Funding Account Amount

               (a) The amount on deposit in the Principal Funding Account on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution
                    Date...................................................$0.00

               (b) Deposits to the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in January, 2000. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

          (12) Deficit Controlled Accumulation Amount

               The Deficit Controlled Accumulation Amount for the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date.....................$0.00

          (13) Reserve Account (if applicable)

               (a) The amount on deposit in the Reserve Account, if funded, on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer Date................................N/A

               (b)  The Required Reserve Account Amount, if any, selected by the
                    Servicer.................................................N/A

     C)   Senior Invested Amount

          (1) The Senior Invested Amount and the Senior Percentage of the Prefunding Account Balance on the date of issuance (the "Senior
               Initial Amount")..................................$750,500,000.00

          (2) The Senior Invested Amount and the Senior Percentage of the Prefunding Account Balance, if any, on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date...........$750,500,000.00

          (3) The Pool Factor for the Distribution Date (which represents the ratio of the Senior Invested Amount and the Senior Percentage of the Prefunding Account Balance, if any, as of such Distribution Date, after giving effect to any adjustment in the Senior Invested Amount on such Distribution Date, to the Senior Initial Amount). The amount of a Senior Certificateholder's pro rate share of the Senior Invested Amount and the Prefunding Account Balance, if any, can be determined by multiplying the original denomination of the Senior Certificateholder's Certificate by the
               Pool Factor..............................................1.000000

     D)   Collateral Invested Amount

          (1) The Collateral Invested Amount and the Collateral Percentage of the Prefunding Account Balance on the date of issuance..........................................$199,500,000.00

          (2) The Collateral Invested Amount and the Collateral Percentage of the Prefunding Account Balance, if any, on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date...........$199,500,000.00

          (3) The Collateral Invested Amount as a percentage of the sum of the Collateral Invested Amount and the Senior Invested Amount on such
               Distribution Date..........................................21.00%

     E)   Receivables Balances

          (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding
               Monthly Period.....................................$6,424,052,210

          (2) The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly Period.............................$163,752,787

     F)   Annualized Percentages

          (1) The Gross Yield (Available Finance Charge Collections for the Series 1995-1 Certificates for the preceding Monthly Period (excluding payments received from Interest Rate Protection Agreements) divided by the Invested Amount of the Series 1995-1 Certificates and the Prefunding Account balance, if any, as of the last day of the next preceding Monthly Period, multiplied by
               12)........................................................22.64%

          (2) The Net Loss Rate (the Series 1995-1 Defaulted Amount for the preceding Monthly Period divided by the Invested Amount of the Series 1995-1 Certificates and the Prefunding Account balance, if any, as of the last day of the next preceding Monthly Period, multiplied by 12)...........................................9.36%

          (3) The Portfolio Yield (the Gross Yield minus the Net Loss Rate for the Series 1995-1 Certificates for the preceding Monthly
               Period)....................................................13.28%

          (4) The Base Rate (Monthly Interest plus Monthly Servicing Fee (based on an assumed Servicing Fee Rate of 2% per annum) for the preceding Monthly Period with respect to the related Distribution Date, divided by the Invested Amount of the Series 1995-1 Certificates and the Prefunding Account Balance, if any, as of the last day of the next preceding Monthly Period, multiplied by
               12).........................................................8.07%

          (5) The Net Spread (the Portfolio Yield minus the Base Rate for the Series 1995-1 Certificates for the preceding Monthly
               Period).....................................................5.21%

          (6) The Monthly Payment Rate (Collections of Principal Receivables and Finance Charge Receivables with respect to all Receivables in the Trust for the preceding Monthly Period divided by the amount of Receivables in the Trust as of the last day of the next preceding Monthly Period)...................................8.95%

     G)   Series 1995-1 Information for the Last Three Distribution Dates

          1)   Gross Yield

               a)   11/16/98                    22.64%
               b)   10/15/98                    22.55%
               c)   09/15/98                    22.87%

          2)   Net Loss Rate

               a)   11/16/98                     9.36%
               b)   10/15/98                     7.82%
               c)   09/15/98                     5.17%

          3)   Net Spread (Portfolio Yield Minus Base Rate)

               a)   11/16/98                     5.21%
               b)   10/15/98                     6.88%
               c)   09/15/98                    10.00%

          Three Month Average                    7.36%

          4)   Monthly Payment Rate

               a)   11/16/98                     8.95%
               b)   10/15/98                     9.34%
               c)   09/15/98                    10.01%



                                        PROVIDIAN NATIONAL BANK,
                                        Servicer



                                               /s/ Mimi Mengis
                                        By:    _________________________________
                                        Name:  Mimi Mengis
                                        Title: Vice President, Funding